Exhibit 10.1

Subscription Agreement

This Subscription Agreement (this “Agreement”) is dated July 21, 2009, by and between the investor identified on the signature page hereto (the “Investor”) and Wave Systems Corp., a Delaware corporation (the “Company”), whereby the parties agree as follows:

1.             Subscription.

(a)  Investor agrees to buy and the Company agrees to sell and issue to Investor (i) such number of shares (the “Shares”) of Class A common stock, par value $0.01 per share (“Common Stock”), and (ii) a Warrant, in substantially the form delivered to the Investor herewith, to purchase such number of shares of Common Stock (the “Warrants”) of the Company, set forth on the signature page hereto, for an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”).  The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”.

(b)  The Shares, Warrants and Warrant Shares have been registered on a Registration Statement on Form S-3, Registration No. 333-150340, which registration statement (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.

(c)  ON JULY 22, 2009 (THE “CLOSING DATE”), THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT DESIGNATED BY THE COMPANY:

Account:  Wave Systems Corp

HSBC Bank

452 Fifth Avenue

New York, NY 10018

Bank ABA/Routing #  021001088

US Govt MM Fund:  610185055

Such funds shall be delivered unless (i) the Placement Agency Agreement (the “Placement Agreement”) between the Company and the placement agent engaged by the Company in connection with the sale and issuance of the Shares and Warrants (the “Placement Agent”) is terminated pursuant to the terms thereof or (ii) the conditions to closing in the Placement Agreement have not been satisfied.  The Company’s obligation to issue the Shares and Warrants to the Investor will be subject to (i) the receipt by the Company of the aggregate purchase price for the Shares and Warrant being purchased hereunder as set forth on the signature page, (ii) the accuracy of the representations and warranties made by the Investor in this Agreement, (iii) the Registration Statement remaining in effect and no stop order proceedings with respect thereto being pending or threatened, and (iv) there being no objections raised by the staff of the NASDAQ Stock Market to the consummation of the sale without the approval of the Company’s stockholders.  The Company proposes to enter into substantially this same form of Agreement with certain other investors (collectively with this Agreement, the “Transaction”) and the Investor’s obligations are expressly not conditioned on the purchase by any or all such other investors of the Shares and Warrants that they have agreed to purchase from the Company.  The Company shall issue a press release announcing the Transaction prior to 9:30am Eastern Time on the business day immediately following the date hereof.  The Placement Agent shall have no rights in or to any of the funds, except in respect of the Company’s obligation to pay the Placement Agent’s fees.

(d)  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES ON THE CLOSING DATE.

(e)  On the Closing Date, the Company shall deliver to Investor (i) the Shares via the Depository Trust Company’s (“DTC”) Deposit or Withdrawal at Custodian system via the DTC instructions set forth on the signature page hereto and (ii) the Warrants in physical, certificated form to the address set forth on the signature page hereto, such Shares and Warrants to be registered in such name or names as designated by the Investor on the signature page hereto.  The Shares and Warrants shall be unlegended and free of any resale restrictions.

2.             Company Representations and Warranties.  The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s Restated Certificate of Incorporation or Restated By-Laws, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound; (d) the Shares, Warrants and Warrant Shares have been duly authorized for sale and issuance, and when the Shares and Warrant Shares are issued and delivered by the Company against payment therefor pursuant to this Subscription or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) there are no preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby.

3.             Investor Representations, Warranties and Acknowledgments.  The Investor represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by the Investor and constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (ii) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (d) the Investor hereby confirms that it has had full access to and relied only upon the Disclosure Package, including the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials. For purposes hereof, the term “Disclosure Package” means: (i) a base prospectus dated June 23, 2008, (ii) if applicable, a preliminary prospectus supplement related to the offering, (iii) the final prospectus supplement related to the offering, and (iv) the pricing information contained in this Agreement; and (e) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and Warrant, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and Warrant.

4.             Miscellaneous.

(a)  This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement.  This Agreement may be amended or modified only in writing signed by the parties hereto.

(b)  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or pdf sent via electronic transmission.

(c)  The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d)  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Seller:  as set forth on the signature page hereto.

To the Buyer:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)  This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

(f)  The Company agrees that the Investor shall be a third party beneficiary of the representations, warranties, covenants and agreements given by the Company in the Placement Agreement.

(g)  This Agreement shall not be assigned by any party hereto, without the express prior written consent of the Company or the Investor.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Agreement.

WAVE SYSTEMS CORP.

By:
Name: Steven K. Sprague
Number of Shares:		Title:Chief Executive Officer

Number of Shares underlying the Warrant:
(such number to be equal to % of the aggregate number of Shares being purchased by the Investor)

Purchase Price Per Share: $	Address for Notice:

Warrant Exercise Price: $	Wave Systems Corp.

Aggregate Purchase Price: $	480 Pleasant Street
Lee, Massachusetts 01238
INVESTOR:	Attention: Chief Executive Officer
Facsimile: 413-243-0045

By:
Name:
Title:

Address for Notice and Delivery of Warrants:

Facsimile:
Attention:

DWAC Instructions:
Name of DTC Participant:
DTC Participant Number:
Account Number:

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES ON THE CLOSING DATE.

ON THE CLOSING DATE, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Account:  Wave Systems Corp

HSBC Bank

452 Fifth Avenue

New York, NY 10018

Bank ABA/Routing #  021001088

US Govt MM Fund:  610185055